News Release

Miller Corporate Center Media Relations:	For Immediate Release

Laurence J. Dwyer (626) 304-2014
communications@averydennison.com

Investor Relations:
Cynthia S. Guenther (626) 304-2204
investorcom@averydennison.com

AVERY DENNISON CORPORATION NOTIFIED THAT THE CANADIAN COMPETITION BUREAU HAS CLOSED ITS
INVESTIGATION

Pasadena, Calif. – June 18, 2007 – Avery Dennison Corporation (NYSE: AVY) today announced that it has been notified by the Canadian Competition Bureau that the Bureau has decided to close its investigation into the Company’s competitive activities in the supply of label stock and associated paper products without any further action. The Company disclosed the investigation in July 2004.

About Avery Dennison Corporation

Avery Dennison is a global leader in pressure-sensitive labeling materials, office products and retail tag, ticketing and branding systems. Based in Pasadena, Calif., Avery Dennison is a FORTUNE 500 Company with 2006 sales of $5.6 billion. Avery Dennison currently employs more than 30,000 individuals in approximately 50 countries worldwide, who develop, manufacture and market a wide range of products for both consumer and industrial markets. Products offered by Avery Dennison include: Fasson brand self-adhesive materials; Avery Dennison and Paxar brand products for the retail and apparel industries; Avery brand office products and graphics imaging media; specialty tapes, peel-and-stick postage stamps, and labels for a wide variety of automotive, industrial and durable goods applications.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained in this news release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions; foreign currency exchange rates; worldwide and local economic conditions; impact of competitive products and pricing; selling prices; impact of legal proceedings, including the Australian Competition and Consumer Commission investigation into industry competitive practices, and any related proceedings or lawsuits pertaining to these investigations or to the subject matter thereof or of the concluded investigations by the U.S. Department of Justice (“DOJ”) and the European Commission (including purported class actions seeking treble damages for alleged unlawful competitive practices, and a purported class action related to alleged disclosure and fiduciary duty violations pertaining to alleged unlawful competitive practices, which were filed after the announcement of the DOJ investigation), as well as the impact of potential violations of the U.S. Foreign Corrupt Practices Act based on issues in China; impact of epidemiological events on the economy and the Company’s customers and suppliers; successful integration of acquisitions; financial condition and inventory strategies of customers; timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; and other matters referred to in the Company’s SEC filings.

The Company believes that the most significant risk factors that could affect its ability to achieve its stated financial expectations in the near-term include (1) the impact of economic conditions on underlying demand for the Company’s products; (2) the impact of competitors’ actions, including expansion in key markets, product offerings and pricing; (3) potential adverse developments in legal proceedings and/or investigations regarding competitive activities, including possible fines, penalties, judgments or settlements; and (4) the ability of the Company to achieve and sustain targeted productivity initiatives.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Form 10-K filed on February 28, 2007 with the Securities and Exchange Commission. The forward-looking statements included in this news release are made only as of the date of this news release, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.